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                                                                     EXHIBIT 7.1


                            [BAKER HUGHES LETTERHEAD]


                                                                December 1, 1999





Tuboscope Inc.                                                     VIA FACSIMILE
2835 Holmes Road                                                  (713) 799-5183
Houston, Texas 77051
Attention: General Counsel

         Re: Agreement for the Purchase and Sale of the Baker Hughes Tubular Services Eastern Hemisphere Division of Baker Hughes Incorporated dated as of October 1, 1991

Gentlemen:

                  Baker Hughes Incorporated hereby terminates and irrevocably waives its right contained in the last sentence of Section 8.12 of the above-referenced Agreement to request the nomination of a person to your Board of Directors.

                                         Very truly yours,

                                         BAKER HUGHES INCORPORATED


                                         By: /s/ MAX L. LUKENS
                                         ---------------------------------------
                                                Max L. Lukens
                                                Chairman of the Board, President
                                                and Chief Executive Officer


cc:      J. David Kirkland, Jr.
         Baker & Botts, L.L.P.
         (facsimile: (713) 229-1522)

         Patrick Seaver
         Latham & Watkins
         (facsimile: (714) 755-8290)